AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 16, 2009

Registration No.  33-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE WILBER CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK	15-6018501
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

245 MAIN STREET
ONEONTA, NEW YORK 13820
(607) 432-1700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DOUGLAS C. GULOTTY
PRESIDENT AND CHIEF EXECUTIVE OFFICER
THE WILBER CORPORATION
245 MAIN STREET
ONEONTA, NEW YORK 13820
(607) 432-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service for registrant)

With copies of all communications to:
CLIFFORD S. WEBER, ESQ.
HINMAN, HOWARD & KATTELL, LLP
106 CORPORATE PARK DRIVE, SUITE 317
WHITE PLAINS, NEW YORK 10604
(914) 694-4102

Approximate Date Of Commencement Of Proposed Sale To The Public:  From time to time, after the Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. :☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. : ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐ Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $.01 par value per share	3,457,960	$9.81	$33,922,588	$1,892.88

(1)
Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock that may be issued as a result of stock splits, stock dividends, or similar transactions in accordance with the Dividend Reinvestment and Direct Stock Purchase Plan.

(2)
The offering price and registration fee with respect to these shares has been computed in accordance with Rule 457(c), based upon the average of the high and low prices for shares of the Common Stock on July 10, 2009.

PART I
Prospectus
The Wilber Corporation Dividend Reinvestment and Direct Stock Purchase Plan

The Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) of The Wilber Corporation (“Wilber”, the “Company”, “us” or “we”) provides an economical and convenient method for existing Wilber shareholders to purchase shares of common stock, $.01 par value, of Wilber (“Common Stock”) by reinvesting all or part of their dividends.  The Plan also permits existing and prospective shareholders to purchase additional shares of Common Stock with optional cash investments.

The Plan offers two key features, namely:  1) a dividend reinvestment feature for registered holders of record, as well as those who hold their shares in street name (which means that stock is held in a brokerage account and not registered in your name); and 2) an optional cash purchase feature for existing and prospective registered holders of record who elect to purchase additional shares of common stock through the Plan. New shareholders may participate in the Plan by investing a minimum initial amount of $300, which thereafter enables them to directly purchase stock via the optional cash investment feature and/or reinvest any and all dividends they may receive.

Any holder of record of shares of Common Stock is eligible to participate in the Plan by executing and submitting an authorization card (“Authorization Card”).  You do not have to be a current Wilber shareholder to participate in the Plan.  New investors who are not current holders of the Common Stock can enroll in the Plan by executing and submitting an Authorization Card, and by making a minimum initial investment of at least $300, which will be applied to the initial purchase of Common Stock.  If you elect to participate in the optional cash investment aspect of the Plan, the minimum optional cash investment amount is $100 monthly.  The maximum amount of optional cash investments that you may invest in any calendar year is $200,000.  Those who currently or prospectively will hold the Common Stock in street name may participate in the dividend reinvestment portion of the Plan.  Only holders of Common Stock registered in their name may enroll in the optional cash investment feature of the Plan after the initial direct purchase from the Company.  Existing shareholders of record and any other eligible persons who participate in the Plan shall be sometimes referred to herein as “Participants” or “you”.

If a shareholder elects to participate in the Plan, the dividends on all or part of the shares of Common Stock registered in that shareholder’s name will be reinvested to purchase shares of Common Stock after each dividend payment date (usually the 28th day of February, May, August and November).  Participants may also purchase additional shares of Common Stock by making optional cash payments at any time of not less than $100 per month or greater than $200,000 in any calendar year.  Optional cash payments will be invested on or about the 28th day of each month.

Shares of Common Stock purchased in the Plan will initially be issued from Wilber’s treasury stock inventory.  Wilber may decide, in its sole discretion, to convert the Plan to an open market purchase plan in the future.  This Prospectus relates to 3,457,960 treasury shares of Common Stock.  The purchase price for the shares issued from treasury will be determined using the average closing price of the common stock on the NYSE Amex for the five trading days preceding any investment date.  The Company’s Common Stock is traded on the NYSE Amex (formerly the American Stock Exchange) under the symbol “GIW.” On July 13, 2009, the closing price of our Common Stock was $10.38 per share.

Investing in our Common Stock involves risks.  Before you purchase any shares under the Plan, you should carefully consider the risk factors discussed in this Prospectus on Page 3.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This date of this Prospectus is July 16, 2009.

 About This Prospectus

Please read this Prospectus carefully.  If you own Common Stock now, or decide to buy Common Stock in the future, please keep this Prospectus with your permanent investment records since it contains important information about the Plan.

No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized.  This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or solicitation of an offer to buy to any person in any jurisdiction in which it would be unlawful.  Neither the delivery of this Prospectus at any time, nor any offer or solicitation made hereunder shall, under any circumstances,` imply that the information herein is correct as of any time subsequent to its date.

 Forward Looking Statements

This Prospectus and the information incorporated by reference in this Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act.  These forward looking statements involve risks and uncertainties and are based on the belief and assumptions of Wilber and its subsidiaries and on the information available to management at the time that these statements were made.  Forward-looking statements include information concerning our possible or assumed future results of operations and statements, and preceded, followed by or that include the words “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, or similar expressions.

There are a number of factors, many of which are beyond Wilber’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:  (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, including volatility and disruption in national and international financial markets; (5) legislative and regulatory changes; (6) government intervention in the U.S. financial system, monetary and fiscal policies of the federal government, changes in tax policies, tax rates and regulations of federal, state and local tax authorities; (7) changes in consumer preferences; (8) changes in interest rates, deposit flows, cost of funds, demand for loan products, demand for financial services; (9) changes in the quality or composition of the Company’s loan and investment portfolios; (10) changes in accounting principles, policies or guidelines; and (11) other economic, competitive, governmental, and technological factors affecting the Company’s operations, markets, products, services and fees.

Please do not rely unduly on any forward-looking statements, which are valid only as of the date made.  Many factors, including those described above, could affect our financial performance and could cause our actual results or circumstances for future periods to differ materially from what we anticipate or project.  We have no obligation to update any forward-looking statements to reflect future events that occur after the statements are made and we specifically disclaim such obligation.

 The Wilber Corporation

The Company is a single bank holding company headquartered in Oneonta, New York, and through its Bank subsidiary serves the financial needs of the communities of central and upstate

New York.  The Company had total assets of $950.3 million at March 31, 2009.  Its common stock trades under the symbol “GIW” on the NYSE Amex (formerly the American Stock Exchange).

Wilber National Bank, chartered in 1874, operates as a traditional commercial bank in its central New York market with 23 branch offices located in Otsego, Delaware, Schoharie, Ulster, Chenango, Saratoga, Onondaga and Broome Counties and two loan production offices, one located in Otsego County and one located in Saratoga County.  The Bank intermediates customer deposits and institutional borrowings into loans, short-term liquid investments, and investment securities.  The Bank’s lending activities include commercial lending, primarily to small and mid-sized businesses; mortgage lending for 1-4 family and multi-family properties, including home equity loans; mortgage lending for commercial properties; consumer installment and automobile lending; and, to a lesser extent, agricultural lending.  The Bank’s residential mortgage division, Provantage Home Loans, is a lender endorsed by the U.S. Department of Housing and Urban Development that provides a wide variety of residential mortgage products, including government Federal Housing Administration loans that fit the needs of most consumers.  The Bank provides personal trust, agency, estate administration, and retirement planning services to individuals, as well as custodial and investment management services to institutions, through its Trust and Investment Division.  It also offers stocks, bonds and mutual funds through the third party broker-dealer firm INVeST®.

 Risk Factors

Investing in our Common Stock involves risk.  Before purchasing our securities, you should carefully consider the risk factors that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 13, 2009, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and filed with the SEC on May 7, 2009, as well as in any other periodic filings with the SEC pursuant to Sections 13, 14 or 15(d) of the Securities Act of 1934, as amended (the “Exchange Act”), as discussed in this Prospectus.  In addition, Question 3 in the Description of the Plan relates to risks associated with the Plan.  Although we have tried to disclose key factors, please be aware that other risks may prove to be important in the future.  New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.  Each of the risks described could result in a decrease in the value of our securities and your investment in them.

Description of the Plan

The following is the text of the Plan set forth, for your convenience, in a question and answer format.

Purpose and Advantages

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide existing and new Wilber shareholders with a simple and convenient method of investing cash dividends and optional cash payments in shares of Common Stock without payment of most transaction fees.

2.	What are the advantages of the Plan?

Participants in the Plan will have cash dividends on all or part of their shares of Common Stock automatically reinvested in shares of Common Stock and will have additional amounts of optional cash payments invested in shares of Common Stock.  An additional advantage is that a three percent (3%) discount on Common Stock purchased with reinvested dividends will be made available to current shareholders for all cash dividends declared and paid during 2009.  A Participant’s funds are fully invested in Common Stock through the purchase of whole shares and fractional shares.  Quarterly statements of account provide Participants with a record of each transaction, simplifying record keeping.  Participants may also deposit Common Stock certificates that they presently hold, at no cost, for credit to their accounts through the Plan for safekeeping.

 Risks, Features and Benefits

3.	What are the disadvantages or risks of the Plan?

In addition to the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC and/or any risk factors set forth in our other filings with the SEC pursuant Sections 13, 14 and 15(d) of the Securities Exchange Act as discussed under “Risk Factors” in this Prospectus, the disadvantages or risks of the Plan include, without limitation,: (i) No interest is paid on dividends or funds held by the Agent pending investment or reinvestment; (ii) You may not be able to sell your Common Stock in time to react to market conditions.  In addition, you will not know, until after the Dividend Reinvestment Date or Optional Cash Investment Date, as applicable (defined in Question 11 below), the exact number of shares of Common Stock purchased.  Therefore, you must bear the market risk associated with changes in the price of our Common Stock; and (iii) Our Board of Directors has the sole discretion to declare and pay dividends.  Although we have paid cash dividends on a regular basis in the past, there is no assurance that it will continue in the future, and the amount and timing of any dividends may be changed at any time without notice.  See Question 38 below for additional information regarding the payment of dividends.

4.	What are the features of the Plan?

Primary features of the Plan allow Participants to:

-	reinvest all or a part of their Common Stock dividends quarterly;

-	receive a 3% discount on all reinvested cash dividends for the remainder of 2009;

-	purchase additional Common Stock with cash monthly (minimum $100 monthly and maximum $200,000 annually);

-	benefit from no brokerage commissions charged by the Company or Agent in connection with direct stock purchases under the Plan when issued from treasury shares;

-	conveniently use electronic funds transfer from your bank account for automatic monthly purchases of Common Stock;

-	sell Common Stock through the internet, fax, or mail with minimal cost;

-	receive a regular statement of account with a complete record of each transaction; and

-	choose to establish an Individual Retirement Account (“IRA”) account through a custodian (See Question 37).

 Administration

5.	Who is the Agent and what are its functions?

Registrar and Transfer Company (“R&T”) has been designated by Wilber to administer the Plan as agent for Participants.  R&T or any successor plan administrator/agent is referred to in this Prospectus as the “Agent”.

The Agent purchases and holds shares of Common Stock acquired through the Plan in electronic direct registration format, maintains all Plan records for each Participant, sends statements of account to Participants, collects dividend payments on Participants’ shares and optional cash payments, and performs other duties relating to the Plan.  Shares of Common Stock purchased under the Plan are registered in the name of the Agent or one of its nominee and are credited to the accounts of the Participants in the Plan.  The Company and the Agent are not affiliated.  The Company may replace the Agent at any time.  In the event that the Agent ceases to administer the Plan, the Company will make arrangements it deems appropriate for the Plan administration.  Contact information for the Agent is set forth in Question 46.

 Participation

6.	Who is eligible to participate?

All holders of record of shares of Common Stock as of August 13, 2009 are eligible to participate in dividend reinvestment and optional cash investment features of the Plan after completing the enrollment procedures described below in Question 7.  Purchases under the Plan will only be made in Common Stock.  A holder of record is a shareholder whose shares are registered in the shareholder’s own name.  To participate in the optional cash investment feature of the Plan, existing shareholders whose shares are registered in other names (for instance, in the name of a broker or a nominee) must first become holders of record of such shares by having those shares transferred into their own names.  If you hold your shares through a broker or in a nominee name, it is recommended that you contact your broker or nominee for instructions on how to register the Common Stock in your name and become the holder of record.

You may participate in the dividend reinvestment feature of the Plan with respect to all or any part of the shares of Common Stock you hold.  If you wish to participate in the dividend reinvestment feature of the Plan with respect to less than all of the shares you hold, you must specify upon enrollment the number of shares of Common Stock you wish to enroll in the Plan by checking the “Partial Reinvestment” box located in Section 3 of the Authorization Card.

Additionally, new investors who are residents of the United States are also eligible to participate in the direct stock purchase feature of the Plan by making a minimum initial investment amount of $300. Thereafter, the new investor may purchase additional shares of Common Stock and reinvestment any dividends he or she may receive.  See Question 9 for more information.

7.	How does a current shareholder participate?

A holder of record of Common Stock may enroll in the dividend reinvestment and/or optional cash investment features of the Plan at any time by signing an the Authorization Card and returning it to the Agent.  Either the “Full Dividend Reinvestment” or “Partial Reinvestment” box in Section 3 must be checked to participate in the reinvestment of dividends, and the first box in Section 4 must be checked to participate in the optional cash investment feature to purchase additional shares of Common Stock.

Where the Common Stock is registered in more than one name (e.g. joint tenants), all registered holders must sign the Authorization Card.  Shareholders should sign their name(s) on the Authorization Card exactly as they appear on their stock certificate(s).  An Authorization Card is enclosed with this Prospectus and additional cards may be obtained by requesting them from the Agent, as follows: Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, Attention: Transfer Agent, Telephone: (800) 368-5948, e-mail: info@rtco.com.

8.	What does the Authorization Card provide?

The Authorization Card requests that the shareholder specify the number of shares of Common Stock the shareholder wishes to enroll in the dividend reinvestment feature of the Plan.  You may opt to fully reinvest dividends or partially reinvest dividends by checking the appropriate boxes on the Authorization Card.  The Agent will then apply all or a portion of the Participant’s cash dividends on the specified shares (dividend amount) on each Dividend Reinvestment Date.  With respect to optional cash payments by the Participant to purchase Common Stock, a minimum of $100 monthly is required, and an amount can be specified on the Authorization Card. Automatic monthly deductions from your checking or savings account may be established by completing Section 6 of the Authorization Form.

9.	How does a new investor participate?

New investors who are not current holders of the Common Stock can enroll in the Plan by executing an Authorization Card and returning it to the Agent, along with an initial investment check for no less than $300.00, payable to the Agent.  All Participants must provide his, her or its federal tax identification number to the Agent when opening a Plan account.  If the Agent receives payments from a Participant totaling more than $200,000 in a calendar year, the amount by which the payments exceed such amounts will be returned to the Participant.

An Authorization Card is enclosed with this Prospectus and additional forms may be obtained by requesting them from the Agent, as follows: Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, Attention: Transfer Agent, Telephone: (800) 368-5948, e-mail: info@rtco.com.

10.	Can an existing or prospective shareholder enroll in the Plan via the telephone?

No. An Authorization Card must be completed and returned to the Agent. Participants may call the Agent at the phone number specified in Question 46 for informational purposes only.  Additionally, the Agent does not permit Participants in the Plan to give telephonic notice of changes under the Plan. Only written instructions such as via a new Authorization Card will be accepted by the Agent.

11.	When may a shareholder or new investor join the Plan?

If the Authorization Card is received prior to the record date for determining the holders of Common Stock entitled to the next dividend, the Participant will be enrolled as of the next dividend payment date and reinvestment of dividends will commence with the next dividend.  The record dates for dividends are normally on or around the 13th day of February, May, August and November and the dividend payment dates are normally on the 28th day of said months.

The “Dividend Reinvestment Date” with respect to reinvestment of dividends will normally be the dividend payment date described in the paragraph above, or as soon as practicable thereafter.  The investment date with respect to purchases of additional shares of Common Stock with funds provided by optional cash payments will be the “Optional Cash Investment Date” which will normally be the twenty-eighth (28th) day of each month, or the next trading day if the twenty eighth day falls on a Saturday, Sunday, or any other day that NYSE Amex is closed or trading is suspended.

12.	May a Participant change the method of participation after enrollment?

Yes.  If a Participant, after enrolling in the Plan, wishes to, for example, change the amount of dividends reinvested, number of shares enrolled in the Plan or change any other method of participation, a new Authorization Card must be completed and received by the Agent.

13.	When will the reinvestment of dividends start?

Reinvestment of dividends for existing shareholders will commence after an Authorization Card is received by the Agent.  If a properly executed Authorization Card is received by the Agent prior to the record date for the payment of a dividend, reinvestment will commence with that dividend.  If an Authorization Card is received on or after that record date, the dividend for that particular record date will be sent directly to the shareholder of record, and the reinvestment of dividends for that Participant will commence with the next succeeding dividend. New investors may reinvest dividends commencing with the next dividend payment date.

Shareholders are cautioned that neither the Plan nor this Prospectus represents a change in Wilber’s dividend policy or a guarantee of future dividends.  The payment of dividends on the Common Stock, payable at the discretion of Wilber’s Board of Directors, will continue to depend upon Wilber’s earnings, financial requirements, governmental regulations and other factors.

14.	Are Plan Participants required to send in a new Authorization Card annually?

No.  A shareholder enrolled in the Plan will continue to be enrolled in the Plan without further action on his or her part, unless the Participant gives notice to the Agent in writing that he or she wishes to withdraw from participation or change current designations.  (See Questions 30– 34 for information concerning withdrawal from the Plan.)

15.	May a Participant make any optional cash payments under the Plan?

Yes.  A Participant may make optional cash payments to the Agent at any time so long as it does not exceed the stated maximum amount of $200,000 annually.  Optional cash payments received by the Agent will be credited to the Participant’s account in the Plan.

Optional cash payments received by the Agent from a Participant at least three (3) business days prior to an Optional Cash Investment Date will be invested each month to purchase shares of Common Stock; provided Agent does not thereafter receive a written request from the Participant at least 48 hours prior to the Optional Cash Investment Date to return all or any portion of such optional cash payment.  Optional cash investments must be at least $100 monthly.  (See Question 11 for more information concerning investment dates.)

Interest will not be paid by Wilber or the Agent on any optional cash payments or other funds held pending investment under the Plan.  We suggest that a Participant send any optional cash payment so that it reaches the Agent as close as possible, but prior to, the Optional Cash Investment Date.  A Participant should be aware of possible delays in the mail if payment is to be delivered in that manner.  We recommend that all Participants strongly consider enrolling in the Automatic Optional Cash Investment feature by completing Section 6 of the Authorization Card.  We also ask that you consider establishing a checking, savings or money market account at Wilber National Bank to facilitate the Automatic Optional Cash Investment feature.

Optional cash payments may be made by sending a personal check, drawn from a U.S. Bank in U.S. Currency payable to Registrar and Transfer Company.  Please reference The Wilber Corporation in the memorandum section of the check.  Optional cash payments paid by check should be accompanied by the cash payment tear-off stub attached to each Participant’s statement of account.

Participants may also make optional cash payments by means of regular automatic electronic funds transfers from a pre-designated bank account by completing the automated clearinghouse authorization in Section 6 of the Authorization Card.  Optional cash payments processed via automated clearing house will be processed on the 20th of each corresponding month or quarter as specified in Section 6 of the Authorization Card.

Third party checks or checks not drawn on a United States bank and payable in United States dollars will be returned to the Participant.  Use of the tear-off stub will help expedite processing of optional cash payments.  Checks not accompanied by a tear-off stub, Authorization Card or other instructions will also be returned.  There will be a fee for returned checks or failed automatic deductions in accordance with the Agent’s normal fee schedule.

 Fees

16.	Are there any fees charged to Participants in connection with the Plan?

Many of the costs of administering the Plan will be paid by Wilber.  Participants will not incur any charges for enrolling in the Plan.  There are certain fees that Participants may incur including the following: (i) $15.00 for each sale of shares of Common Stock by the Participant; (ii) $5.00 for each gift or transfer of shares request; and (iii) $5.00 per deposit for the safekeeping of certificates by the Agent.  The various fees that may be charged to Participants are available by request of the Agent.  Additionally, your own bank may impose fees on you if you make optional cash payments through their automatic deduction feature, if offered, and you may incur brokerage charges, administrative fees, transfer taxes, and other costs of sale if you elect to sell shares credited to your account in the Plan, either upon withdrawal or otherwise.

 Purchases

17.	What is the source of Common Stock purchased under the Plan?

Initially, shares of Common Stock purchased by Participants with reinvested dividends and optional cash payments will be issued from Wilber’s treasury stock inventory.  The purchase price for Participants shall be as described in Question 20.  Wilber may decide in its sole discretion to convert the Plan to an open market purchase plan in the future at which time Participants may incur open market transaction related charges.

18.	How many shares of Common Stock will be purchased for a Participant?

The number of shares to be purchased for each Participant on the Dividend Reinvestment Date or Optional Cash Investment Date, as applicable (as defined in Question 11) will depend on the amount of the Participant’s dividends and optional cash payments to be invested and the purchase price of the Common Stock.  Each Participant’s account will be credited as of each Dividend Reinvestment Date or Optional Cash Investment Date, as applicable with that number of shares, including fractions computed to four decimal places, equal to the total amount to be invested on behalf of that Participant on that date divided by the purchase price of the Common Stock. You may not specify the number of shares to be purchased or the price at which shares are to be purchased.  The purchase price is determined as described in Question 20.

19.	When will purchases be made under the Plan?

On each of the Dividend Reinvestment Date or Optional Cash Investment Date, as applicable, the Agent will transfer the total amount of dividends payable on the shares subject to dividend reinvestment under the Plan and the total amount of optional cash payments and purchase additional shares of Common Stock for use in the Plan.  Neither Wilber nor any Participant will have any authority or power to direct the time or price at which such shares will be purchased or the selection of the broker or dealer through or from whom such purchases will be made.

In the event the Plan later becomes an open market purchase plan, in purchasing shares on the open market or in negotiated transactions, the Agent, consistent with applicable securities laws and regulations, will have absolute discretion to determine the volume, timing and price of such purchases, except that the price in a negotiated transaction may not exceed the then current best offer for Common Stock on the NYSE Amex.

20.	What will be the price of shares purchased under the Plan?

The price at which the Agent will be deemed to have acquired such shares for a Participant’s account with the reinvested dividends and optional cash payments, directly from the Company will be calculated based upon the average closing price of Common Stock on NYSE Amex for the five (5) trading days preceding any Dividend Reinvestment Date or Optional Cash Investment Date, as applicable.

Wilber’s Board of Directors may, in the future, determine in its sole discretion that the Plan should be converted to an open market purchase plan, if, for example, the Board of Directors believes Wilber’s optimal equity capital position has been achieved.  In that event, the Plan purchases shares via the open market.  Participant’s will be charged their pro-rata share of brokerage commissions associated with the open market purchase.

21.	Will Participants be credited with dividends on shares held in their Plan accounts?

Yes.  Dividends will be credited on full shares and fractional shares held in a Participant’s account.  Dividends so credited will be reinvested in additional shares and credited to a Participant’s account.

 Reports to Participants

22.	What kind of reports will be provided to Participants in the Plan?

Each Participant that only enrolls in the dividend reinvestment feature of the Plan will receive a statement of account quarterly.  Participants that make optional cash investments will receive a statement after each investment date, in which they acquire shares under the Plan.  The statement will inform the Participant of the account transactions that have taken place, if any, during that time period, setting forth the amount of dividends received, the amounts of optional cash payments received, the number of shares purchased, the purchase date and price, the total number of shares held in the Participant’s account and all year-to-date transactions in the Participant’s account.  These statements are a Participant’s record of the costs of his or her purchases and should be retained for income tax purposes.  Past statements will be provided to Participants upon request.  A reasonable fee may be assessed for copies of past statements.  In addition, each Participant will receive copies of other communications sent to holders of shares of Common Stock and Internal Revenue Service information for reporting dividend income received.  All notices, statements and other communications from the Agent to Participants will be addressed to the latest address of record; therefore, it is important that Participants promptly notify the Agent in writing of any change of address.

In addition, after establishing an account under the Plan, you can obtain information on your account online by visiting http://www.rtco.com and following the instructions to establish secure Internet access.  You will need the account number assigned by the Agent in addition to other personal information to establish online access to your account.

 Certificates for Shares; Safekeeping

23.	Will certificates be issued for shares of Common Stock purchased under the Plan?

No.  Shares of Common Stock purchased under the Plan for the accounts of Participants will be registered in the name of the Agent or its nominee.  The total number of shares credited to an account under the Plan will be shown on each statement of account.  This custodial service protects Participants against the risk of loss, theft or destruction of stock certificates.

A Participant may obtain a certificate for any number of whole shares credited to his or her account under the Plan at any time by written request to the Agent and payment of $10.00 per certificate issuance.  If certificates for fewer than all of the shares credited to a Participant’s account are issued, any remaining full shares and fractional shares will remain credited to the Participant’s account.  Certificates for fractions of shares will not be issued under any circumstances.

24.	If a Participant requests a certificate, in whose name will the certificate be registered when issued?

When issued at the request of a Participant, certificates will be registered only in the name under which the Participant’s account under the Plan is maintained (accounts will be maintained in the names in which certificates of the Participants were registered at the time the Participants entered the Plan).

25.	How can Participants deposit stock certificates with the Agent for safekeeping?

The safekeeping feature of the Plan is available to you if you mail your certificates to the Agent, via registered or certified mail, return receipt or overnight courier at the address specified in Question 46.  A completed Authorization Form must specify that (i) the shares are being furnished for safekeeping and (ii) dividends on all or a portion of such shares are to be either reinvested pursuant to the terms of the Plan or paid in cash.  The Agent will confirm the receipt of any certificates delivered to it for safekeeping.  The fee imposed by the Agent for safekeeping is $5.00 per deposit.

 Transfer and Sale

26.	May shares held in the Plan be transferred, assigned or pledged?

If a Participant wishes to change the ownership of all or part of the shares credited to his or her account through gift, private sale or otherwise, the Participant may do so by delivering to the Agent a written request accompanied by a properly executed stock power with a medallion guarantee.  (A medallion guarantee is a unique signature guarantee for securities that may be obtained through financial firms, such as banks, credit unions, and brokers, that participate in the medallion signature guarantee program.)  Stock power forms are available upon request from the Agent.  The transfer will be effected as soon as practicable following the Agent’s receipt of the required documentation.  No fractional shares of Common Stock credited to a Participant’s account may be transferred.  A transfer request by a Participant for a fractional share shall be deemed, as to that fractional share, a request to send cash.  Requests for account transfers are subject to the same requirements as for the transfer of securities, including the requirement of receipt by the Agent of a properly executed stock power with a medallion guarantee.

Unless the transferor specifically requests a certificate be issued, shares transferred will be credited in book-entry form to the transferee’s account.  An account will be opened in the name of the transferee if the transferee is not already a Participant, and the transferee will automatically be enrolled in the Plan.  A transferee will be sent a statement showing the transfer of the shares into the transferee’s account.

A Participant’s rights under the Plan and shares credited to the account of a Participant under the Plan may not be pledged.  A Participant who wishes to pledge his or her shares must withdraw from the Plan and request that certificates for such shares be issued in his or her name.

27.	What happens when a Participant sells or transfers all of the shares registered in his or her name?

If a Participant disposes of Common Stock registered in his or her name (those shares which are not registered in the name of one of the Agent’s nominee), the dividends on the shares previously credited to his or her account under the Plan may continue to be reinvested until the Participant notifies the Agent that he or she wishes to withdraw from the Plan (see Question 30).  Additionally, the Participant may make optional cash payments to the Plan.  However, if less than one whole share is held in the Plan account, the Participant will receive a cash payment for the fractional share and the Plan account will be closed.

28.	How may Participants sell their shares of Common Stock through the Plan?

At any time, a Participant may request that the Agent sell some or all of the shares of Common Stock credited to the Participant’s account by completing and sending to the Agent written instructions for the Agent’s sale of such shares by completing the sale request section of the account statement tear-off stub.  If such instructions are properly made, the Agent will sell the requested shares in accordance with the instructions; the minimum sale is one share.  Participants may contact the Agent for assistance with proper instructions by calling 1-800-368-5948.  The Agent usually will sell the requested shares within the five (5) business days after receipt of the instructions, unless such receipt occurs during the two-day period prior to the dividend record date (the “ex-dividend period”) in which case the sale will occur as soon as practicable after the ex-dividend period.  The shareholder’s agent may sell such shares on any securities exchange on which the Common Stock is traded, in the over-the-counter market or by negotiated transactions, and such sales may be subject to such terms of price, delivery, etc., as the Agent may impose.  The Participant will receive proceeds of sales of his or her shares of Common Stock based upon the average price of all shares belonging to the Participant sold on the particular sale date, less any brokerage charges, administrative fees, transfer taxes, and other costs of sale, and any required federal tax withholding, if applicable.  Proceeds of the sales will be paid by check.  Participants who sell their shares through the Plan are required to obtain a Medallion Guarantee Signature for sale requests with a value of $10,000 or greater.

29.	Can Participants who sell their shares through the Plan precisely control the timing of the sale?

No.  Because the Agent will sell the shares on behalf of the Plan, neither the Company nor any Participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales.  Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of the Company’s common stock.  That is, if you send in a request to sell Shares, it is possible that the market price of the Company’s common stock could go down or up before the broker sells your shares.  In addition, you will not earn interest on a sales transaction.

 Withdrawal

30.	How does a Participant withdraw from the Plan?

A Participant may withdraw from the Plan at any time by completing a Plan withdrawal request and submitting it to the Agent.  A withdrawal request can be submitted by completing the Plan withdrawal request section of the account statement tear-off stub.  Participants’ requests to withdraw from the Plan will not be processed between a dividend record date and a dividend payable date.  Participants will be charged a fee of $10.00 for each withdrawal of Common Stock shares from the Plan.  When a Participant withdraws from the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to the Participant’s account under the Plan will be issued and an appropriate cash amount will be remitted for any fractional shares.

If, upon withdrawal from the Plan, the Participant desires to sell all shares credited to his or her account under the Plan, such desire must be specified on the withdrawal request.  If the Participant requests such sale or a sale is necessary to pay the withdrawal charge, the sale will be made by the Agent at the market price at the time of sale, within ten (10) trading days after receipt of the request.  The Participant will receive the proceeds of the sale less the $15.00 sale fee.

If the Agent receives actual written notice that a Participant has died, the Agent will (if the decedent is the sole owner of the shares held in the Participant’s account) treat such notice as a notice of withdrawal.

31.	When may a Participant withdraw from the Plan?

You may withdraw from the Plan at any time.  If the withdrawal request is received by the Agent at least two (2) days prior to a Dividend Reinvestment Date, the cancellation of the reinvestment of dividends is deemed effective as of such reinvestment date.  If the notice of withdrawal is received by the Agent less than the required two (2) business days prior to a Dividend Reinvestment Date with respect to the reinvestment of dividends, then any dividends paid on that Dividend Reinvestment Date will be invested for your account.  A Participant who withdraws from the Plan may not join again for twelve (12) months, unless the Company consents.

If the withdrawal request is received by the Agent less than two (2) business days prior to an Optional Cash Investment Date, then any optional cash payments received prior to receipt of such request will be returned to you.  If the  withdrawal request is received by the Agent less than the required two (2) business days prior to an Optional Cash Investment Date then any optional cash payments received prior to the receipt of such request will be invested for the Participant’s account on that next Optional Cash Investment Date.   All subsequent dividends will be paid to you in cash unless you re-enroll in the Plan pursuant to the procedures outline in Questions 7 and 9.

32.	Can the Company terminate participation by the Plan Participant?

Yes, if you don’t own at least one whole share of Common Stock registered in your name or held through the Plan, your participation in the Plan may be terminated.  The Company may also terminate your participation after written notice in advance mailed to you at the address appearing on the Agent’s records.  If terminated, you will receive certificates for whole shares held in your account and a check for the cash value of fractional shares held in their Plan accounts.

33.	What happens to a fraction of a share when a Participant withdraws from the Plan?

When a Participant withdraws from the Plan, a cash payment representing any fraction of a share then credited to the Participant’s account will be mailed directly to the Participant.  The cash payment will be based on the average closing price of the Common Stock on NYSE Amex for five (5) trading days prior to the effective date of termination.

34.	Can a shareholder re-enter the Plan after withdrawing from the Plan?

Yes.  A shareholder may re enter the Plan following the 12-month withdrawal waiting period by following the procedures applicable for initial enrollment in the Plan.  However, Wilber reserves the right to reject any Authorization Card from a previous Participant in the event of excessive enrollments and withdrawals.

 Taxes

35.	What are the federal income tax consequences of participation in the Plan?

The following summary addresses certain of the federal income tax consequences of participation in the Plan.  The summary does not address state, local or foreign tax consequences or the applicability of taxes other than federal income taxes.  Further, the discussion relates only to holders of Common Stock.  Each Participant should consult his or her own tax advisor to determine particular tax consequences, including state, local and foreign tax consequences, which may result from participation in the Plan and a subsequent disposal of shares acquired pursuant to the Plan.

Reinvestment of dividends does not relieve a Participant of the responsibility of paying any federal income tax on such dividends.  A Participant reinvesting dividends will be treated for federal income tax purposes as having received, on the applicable Dividend Reinvestment Date, a dividend equal to the then fair market value of the shares purchased with such reinvested dividends plus any tax withheld prior to the investment, even though no cash was actually received.  In addition, any discounts issued in connection with the dividend reinvestment feature of the Plan or any brokerage commissions paid by the Company on your behalf will be treated as a distribution subject to income tax in the same manner as dividends.

A Participant will not realize any taxable income when the Participant receives certificates for whole shares credited to his or her account upon a request for such certificates or upon withdrawal from or termination of the Plan.  However, if the Participant receives, upon request, a cash payment for the sale of whole or fractional shares credited to the Participant’s account, he or she will realize gain or loss measured by the difference between the amount of the cash received and his or her basis in such shares or fractional shares.  Such gain or loss will be capital in character if such shares or fractional shares are a capital asset in the Participant’s hands and will be long term capital gain if such shares were held for more than 12 months.

Federal law requires the Company to notify the Internal Revenue Service of all sales of Common Stock made under the Plan during any given year.  An annual statement summarizing appropriate tax information will be sent to you by the Agent.  In addition, the federal tax laws impose certain reporting obligations upon brokers and others.  As a result, the Agent will be required to report any sales of Common Stock by it on behalf of a Participant in the Plan.

The tax information above in this answer to Question 35 is provided solely as a guide and may be subject to change by future legislation.  Participants should consult their own tax advisors as to state, local and federal tax issues and the tax consequences of participating in the Plan.

36.	What provision is made for shareholders subject to federal income tax withholding?

In the case of a shareholder whose dividends are subject to federal income tax withholding, the amount of tax required to be withheld will be deducted from the amount of cash dividends to determine the amount of dividends to be reinvested.

 IRA Accounts

37.	Is a Participant permitted to establish an Individual Retirement Account?

The Plan allows individual Participants to establish an IRA and to make Plan purchases through the IRA.  Participants must make their own arrangements to establish an IRA.  All IRA Participants will communicate with an IRA trustee or custodian rather than the Agent in maintaining the IRA accounts.  The IRA trustee or custodian will work directly with the Agent in establishing, giving instructions, making payments, and otherwise effecting Plan transactions with respect to each IRA account.

An initial set up fee, an annual administrative fee, and other fees may be charged by a trustee or custodian for maintaining any IRA.

 Dividends

38.	When will dividends be paid and/or invested?

Our Board of Directors has the sole discretion to declare and pay dividends. Dividends are normally paid and/or invested on the 28th day of February, May, August and November, or as soon as practicable thereafter if the twenty-eighth day falls on a Saturday, Sunday, or any other day that NYSE Amex is closing or trading is suspended.  To receive a dividend, you must be a holder of record for the shares of Common Stock as of the record date set by the Company’s Board of Directors.

39.	What happens if Wilber issues a stock dividend or declares a stock split?

Any stock dividends or split shares distributed by Wilber on shares credited to the account of a Participant under the Plan will be added to the Participant’s account.  Upon written request by the Participant to the Agent and payment of the applicable fee, certificates for any number of whole shares so credited will be issued.

 Other Information

40.	How will a Participant’s shares held in the Plan be voted at meetings of shareholders?

Shares held by the Agent for a Participant will be voted as the Participant directs with respect to shares held in his or her own name.

For each meeting of shareholders, the Participant will receive proxy materials which will enable the Participant to vote shares registered in his or her own name as well as shares held by the Agent for the Participant.  If the proxy card is returned by the Participant properly signed and marked for voting, all whole shares (but not fractional shares) held for the Participant under the Plan will be voted in the same manner as the shares owned directly by the Participant.  The total number of whole shares held under the Plan may also be voted by the Participant in person at a meeting.

If no instructions are received on a properly signed returned proxy card with respect to any item thereon, all of the Participants’ shares will be voted in accordance with the majority vote of Wilber’s Board of Directors as set forth on the proxy card.  If the proxy card is returned unsigned, or if the proxy card is not returned, then the Agent may or may not vote the shares of Common Stock held by it, as it deems appropriate.  The Participant may vote his or her shares in person at the meeting.

41.	What is the responsibility of Wilber and the Agent?

In administering the Plan, Wilber and the Agent will not be liable for any act done in good faith or for any good faith omissions to act, including, without limitation, any claim of liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt by the Agent of written notice of such death, (ii) with respect to prices at which shares are purchased or sold for the Participant’s account and the times such purchases or sales are made, or (iii) with respect to any loss or fluctuation in the market value after the purchase or sale of such shares.  This provision shall not apply to the violation of any federal securities law.

Participants should recognize that neither Wilber nor the Agent can assure Participants of a profit or protect them against a loss on the shares of Common Stock purchased by them under the Plan.

42.	May the Plan be changed or discontinued?

Yes.  Notwithstanding any other provision of the Plan, Wilber (through its Board of Directors) reserves the right to suspend, modify or terminate the Plan, or the participation in the Plan by any Participant, at any time.  All Participants affected by such action will receive notice of any such suspension, modification or termination.  Any such suspension, modification or termination will not affect previously executed transactions.  Upon a termination of the Plan by Wilber, certificates for whole shares credited to Participants’ accounts will be issued, and cash payments will be made for any fractions of a share credited to Participants’ accounts.  Such cash payments will be equal to the average of the highest and lowest quoted selling prices of the Common Stock on the NYSE Amex for the five (5) trading days prior to the effective date of termination.

43.	Who interprets and regulates the Plan?

Wilber will interpret and regulate the Plan; all such interpretations and regulations will be conclusive.

44.	What law will govern the Plan?

The Plan and the Authorization Card signed by each Participant (which is deemed a part of this Plan) and the Participant’s account shall be governed by and construed in accordance with the laws of the State of New York.

45.	When will the Plan be considered effective?

The Plan  shall become effective immediately upon filing this Prospectus with the SEC.

46.	Where should correspondence regarding the Plan be directed?

All correspondence regarding the Plan should be addressed to:

Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016-3572
Attention: Transfer Agent
Telephone: (800) 368-5948
Email:  info@rtco.com
Internet website: www.rtco.com

 Use of Proceeds

Any proceeds that we receive from purchases by Participants from treasury shares of our Common Stock will be used for general corporate purposes.  We cannot estimate the amount of such proceeds at this time.  In the event we convert the Plan to an open market purchase plan, we would not receive any of the proceeds from open market purchases.

 Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You can read and copy any reports, statements or other information we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on its Public Reference Room.  Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.  Certain filings are also accessible via our Internet address at http://www.wilberbank.com.

 Incorporation of Certain Information by Reference

The SEC permits us to “incorporate by reference” information into this Prospectus.  This means that we can disclose important information to you by referring you to another document previously filed with the SEC.  The information incorporated by reference is considered to be part of this Prospectus, except for any information that is superceded by information that is included directly in this document or in a more recent incorporated document.

This Prospectus incorporated by reference the documents listed below that we have previously filed with the SEC.  They contain important information about us and our financial condition.

-	Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 13, 2009.

-
Description of our Common Stock included in the Registration Statement on Form 10 filed with the SEC on November 13, 2003, including any amendments or reports filed for the purpose of updating such description.

-
We incorporate by reference additional documents that we may file with the SEC between the date of this Prospectus and the date we sell all of the Common Stock in the Plan.  These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain the documents incorporated by reference in this Prospectus from the SEC website through the SEC’s internet site at the website address set forth above or at our website: www.wilber bank.com.  Our website is not a part of this Prospectus.  We will furnish, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of that person, a copy of recent SEC filings incorporated by reference.  You should direct your requests to: Corporate Secretary, The Wilber Corporation, 245 Main Street, Oneonta, New York 13820; telephone (607) 432-1700.

 Legal Matters

The validity of the Common Stock has been passed upon by Hinman, Howard & Kattell, LLP for the Company.

 Experts

The consolidated financial statements of The Wilber Corporation as of December 31, 2008 and 2007, and for the years then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prospective investors may rely only on the information contained in this prospectus.  The Wilber Corporation has not authorized anyone to provide any other information.  This prospectus is not an offer to sell to - nor is it seeking an offer to buy these securities from - any person in any jurisdiction where the offer and sale is not permitted.  The information here is accurate only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities
The Wilber Corporation

Table of Contents
About This Prospectus	2	Dividend Reinvestment and Direct
Forward Looking Statements	2	Stock Purchase Plan
The Wilber Corporation	2
Risk Factors	3
Description of the Plan	4
Purpose and Advantages	4	Common Stock
Risks, Features and Benefits	4
Administration	5	($.01 Par value)
Participation	5
Fees	8	________________
Purchases	9
Reports to Participants	10	Prospectus
Certificates for Shares; Safekeeping	10	________________
Transfer and Sale	11
Withdrawal	12
Taxes	14	July 16, 2009
IRA Accounts	14
Dividends	15
Other Information	15
Use of Proceeds	16
Where You Can Find More Information	17
Incorporation of Certain Information by Reference	17
Legal Matters	17
Experts	17

Authorization Card: Dividend Reinvestment and Direct Stock Purchase Plan Registrar and Transfer Company P.O. Box 664, Cranford, NJ 07016 Telephone Number for Assistance 1-800-368-5948 5458

Account # (if known):	For Agent Use Only - Verified & Established: ________________

Section 1. Account Registration (please print or type)

Check as appropriate: Registered Shareholder ☐ New Investor ☐

Owner’s Name:

SOCIAL SECURITY NUMBER:		-		-	TAX IDENTIFICATION NUMBER:

DATE OF BIRTH:	-		-		CUSTODIAN’S SSN OR TIN:

Photo ID Type: ___________________ Number: _______________ State/Country of Issuance: ______________ Exp. Date:_______

Account Type:	☐ INDIVIDUAL	☐ JOINT*

*The Account will be registered “Joint Tenants with Right of Survivorship” unless you check a box below:
☐ Tenants in Common ☐ Tenants by the Entirety ☐ Community Property

	☐ TRUST**	☐ CORPORATION**	☐ OTHER** _______________________

	☐ PARTNERSHIP**	☐ DIRECTOR, ADVISORY DIRECTOR, EMPLOYEE**

	☐CUSTODIAN**	**additional paperwork may be required to establish this account type.

Section 2. Address

Physical Street Address:

City:	State:	Zip:

Mailing Address: (if different than Physical Street Address.)

City:	State:	Zip:

Daytime Phone (with area code):

Section 3. Enrollment Options

☐	Full Dividend Reinvestment.
☐	Partial Reinvestment. Number of shares to participate in dividend reinvestment _______________.
☐	Safekeeping. Enclosed are ______ certificates (#’s _____________________________________________ ) totaling _______ shares.

Please make check payable to Registrar and Transfer Company. DO NOT SEND CASH

Section 4. Optional Cash Investment (for Automatic Optional Cash Investment see Section 6 of this card)

☐	As a current registered shareholder, enclosed is my check for $___________ ($100 minimum, but may not exceed $200,000 per year). Do not send cash.
☐	As a new investor, enclosed is my check for $__________ (Initial investment must be at least $300, but may not exceed $200,000 per year). Do not send cash.

Section 5. Substitute Form W-9

I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that the Taxpayer Identification or Social Security number in Section 1 above is correct (or I am waiting for a number to be issued to me). Cross out the following if not true: I am not subject to back up withholding because: (a) I am exempt from back up withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back up withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to back up withholding.

THE SIGNATURE(S) BELOW INDICATE THAT I/WE HAVE READ THE WILBER CORPORATION DIVIDEND REINVESTMENT AND
DIRECT STOCK PURCHASE PLAN PROSPECTUS AND AGREE TO THE TERMS.

x ________________________________________________   x _______________________________________________
                                                                                                                          (If Joint Owner)

  DATE:     ___________________________________                                   SEE REVERSE FOR ADDITIONAL PLAN FEATURES)

Section 6. The Wilber Corporation Electronic Investment Withdrawl Authorization Agreement

(Please verify that your bank participates in these programs.)

☐
AUTOMATIC OPTIONAL CASH INVESTMENT — I(We) hereby authorize automatic deductions from my(our) checking or savings account for additional investment in The Wilber Corporation common stock. The Agent of the Plan will make deductions based on the option selected below.

I(We) hereby authorize Registrar and Transfer Company, hereinafter called the Agent, to initiate debit entries and to initiate, if necessary, credit entries and adjustments for any debit entries in error to my(our) account indicated below and the institution named below, hereinafter called DEPOSITORY, to debit and/or credit the same to such account.

20th of each month deduct $ __________ ($100 minimum and may not exceed $200,000 per year)

☐	Checking ☐ Savings Account # __________________________ Institution ____________________________________

ATTACH VOIDED CHECK OR SAVINGS DEPOSIT SLIP HERE

THE ABOVE ELECTRONIC AUTHORIZATION WILL REMAIN IN FULL FORCE AND EFFECT UNTIL THE AGENT HAS RECEIVED WRITTEN NOTIFICATION FROM THE UNDERSIGNED OF ITS TERMINATION IN SUCH TIME AND IN SUCH MANNER AS TO AFFORD THE AGENT AND DEPOSITORY REASONABLE OPPORTUNITY TO ACT ON IT.

x	x
(If Joint Owner)

DATE:

USA Patriot Act Compliance Notification
The USA Patriot Act requires financial institutions to verify a shareholder’s identity prior to establishing a formal relationship. As a result, we may ask you to provide proper identification and we will utilize reasonable and appropriate measures to obtain the necessary verification contemplated by the Act. Thank you for your cooperation in helping us comply with federal regulations.

Telephone Number for Assistance:
1-800-368-5948

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

          The following table sets forth the various fees and expenses which may be incurred by The Wilber Corporation in connection with the registration of the common stock offered hereby and the issuance and distribution thereof pursuant to the Prospectus contained in this Registration Statement. The Company will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

Item	Amount

SEC registration fee	$1,893
Legal fees and expenses	7,500
Accounting fees and expenses	5,000
Printing fees	8,000
Transfer agent fees and expenses	1,025
Miscellaneous	5,000
Total	$28,418

Item 15. Indemnification of Directors and Officers

          Article 26 of the Company’s By-Laws, as amended, states the following:

Indemnification of Directors and Officers.  The Company shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Company or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Company served in any capacity at the request of the Company), by reason of the fact that such person or such person’s testator or intestate was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein.  Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time.  Indemnification shall be deemed to be permitted within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time.

Liability Insurance and Indemnification Agreements

The Company maintains, on behalf of its directors and officers, directors’ and officers’ liability insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

Item 16. Exhibits

     The following Exhibits are filed herewith or incorporated herein by reference:

5	Opinion of Hinman, Howard & Kattell, LLP with respect to legality
23.1	Consent of Hinman, Howard & Kattell, LLP (included in Exhibit 5.1).
23.2	Consent of KPMG, LLP, an independent registered public accounting firm.
24.1	Power of Attorney (contained on the signature page).

Item 17. Undertakings.
(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(3)(a) of the Securities Act of 1933:

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Such undersigned registrant hereby undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registrant statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Such undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, The Wilber Corporation, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneonta, State of New York, on this 16th day of July, 2009.
The Wilber Corporation

BY:	/s/ Douglas C. Gulotty
Douglas C. Gulotty, President and Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Douglas C. Gulotty and Joseph E. Sutaris as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Douglas C. Gulotty and Joseph E. Sutaris may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3 relating to the offering of the Company’s Common Stock, including specifically, but not limited to, power and authority to sign this Registration Statement, and any and all amendments thereto,  for us in our names in the capacities indicated below; and we approve, ratify and confirm all that said Douglas C. Gulotty and Joseph E. Sutaris have done, shall do or cause to do by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Douglas C. Gulotty	President & Chief Executive Officer	July 16, 2009
Douglas C. Gulotty

/s/ Joseph E. Sutaris	Executive Vice President, Chief Financial	July 16, 2009
Joseph E. Sutaris	Officer, Treasurer & Secretary

/s/ Brian R. Wright	Director, Chairman of the Board	July 16, 2009
Brian R. Wright

/s/ Alfred S. Whittet	Director, Vice Chairman	July 16, 2009
Alfred S. Whittet

/s/ Mary C. Albrecht	Director	July 16, 2009
Mary C. Albrecht

/s/ Olon T. Archer	Director	July 16, 2009
Olon T. Archer

/s/ Thomas J. Davis	Director	July 16, 2009
Thomas J. Davis

/s/ Joseph P. Mirabito	Director	July 16, 2009
Joseph P. Mirabito

/s/ James L. Seward	Director	July 16, 2009
James L. Seward

/s/ Geoffrey A. Smith	Director	July 16, 2009
Geoffrey A. Smith

/s/ David F. Wilber, III	Director	July 16, 2009
David F. Wilber

EXHIBIT INDEX

Exhibit No.

5.1	Opinion of Hinman, Howard & Kattell, LLP, with respect to legality
23.1	Consent of Hinman, Howard & Kattell, LLP (included in Exhibit 5.1)
23.2	Consent of KPMG, LLP, an independent registered public accounting firm
24.1	Power of Attorney (on signature page of filing)